Exhibit 10.2

EXTEND HEALTH, INC.

2004 EQUITY INCENTIVE PLAN

(as amended and restated as of April 25, 2012)

SECTION 1 DEFINITIONS

1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a) “Affiliate” means (i) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company, as determined by the Company, and (ii) any entity in which the Company has a significant equity interest, as determined by the Company.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the committee appointed by the Board to administer the Plan. If the Committee has not been appointed, the Board shall constitute the Committee.

(e) “Company” means Extend Health, Inc., a Delaware corporation (formerly Extend Benefits Group, LLC, a Delaware limited liability company).

(f) “Disability” has the same meaning as described in Section 22(e)(3) of the Code, as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(g) “Exchange Program” means a program under which (i) outstanding Options, Unit Awards and/or Restricted Unit Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Options, Unit Awards and/or Restricted Unit Awards to a financial institution or other person or entity selected by the Committee, and/or (iii) the exercise price of an outstanding Option, Unit Award and/or Restricted Unit Award is increased or reduced. The Committee will determine the terms and conditions of any Exchange Program in its sole discretion.

(h) “Fair Market Value” means (i) if the Units of the Company are traded on a national securities exchange or traded in the over-the-counter market and sales prices for the Units are regularly reported, the closing or last price of the Units on the composite tape or other comparable reporting system on the applicable date or if such date was not a trading day, for the trading day immediately preceding the applicable date; (ii) if the Units are not traded on a national securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Units for the trading day referred to in clause (i), and if bid and asked prices for the Units are regularly reported, the mean between the bid and the asked price for the Units at the close of trading in the over-the-counter market on the applicable date or if such date was not a trading day, for the trading day on which Units were traded immediately preceding the applicable date; and (iii) if the Units are not traded on a national securities exchange or over-the-counter market, such value as the Board, in good faith, shall determine, with due consideration being given to all relevant business factors.

(i) “Operating Agreement” means the Amended and Restated Limited Liability Company Agreement for Extend Benefits Group, LLC, dated as of March 12, 2004 by and among the Company and its Unitholders, as the same may be amended from time to time.

(j) “Option” means an option to purchase Units under the Plan.

(k) “Participant” means an individual or entity who is a service provider or employee of the Company and/or an Affiliate and who receives an Option hereunder.

(l) “Plan” means this Extend Health, Inc. 2004 Equity Incentive Plan (formerly known as the Extend Benefits Group, LLC 2004 Equity Incentive Plan).

(m) “Restricted Unit” means a Unit granted pursuant to a Restricted Unit Award.

(n) “Restricted Unit Award” means a Unit Award under which the Units granted are subject to vesting restrictions, as determined by the Committee.

(o) “Unit” means a share of common stock of the Company.

(p) “Unit Award” means a grant of Units (as opposed to a grant of Options) under the Plan, including Restricted Units.

(q) “Unit Award Agreement” means an agreement between the Company and a Participant or other documentation evidencing a grant of Units, including Restricted Units, under the Plan.

(r) “Unitholder” means the holder of a share of the capital stock of the Company.

(s) “Option Agreement” means an agreement between the Company and a Participant or other documentation evidencing a grant of an Option under the Plan.

SECTION 2 THE EQUITY INCENTIVE PLAN

2.1 Purpose of the Plan. The Plan is intended to (a) provide incentives to service providers of the Company and/or its Affiliates to stimulate their efforts toward the continued success of the Company and Affiliates and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company and Affiliates; (b) encourage equity ownership by such service providers by providing them with a means to acquire a proprietary interest in the Company and/or its Affiliates, to acquire Units, or to receive compensation which is based upon appreciation in the value of the Units of the Company; and (c) provide a means of obtaining, rewarding and retaining such service providers.

2.2 Units Subject to the Plan. Subject to adjustment in accordance with Section 6.2, one-hundred fifty-three thousand, eight-hundred forty-six (153,846) Units are hereby reserved exclusively for issuance to Participants as Units or as otherwise determined by the Committee. Subject to the limits of this Section 2.2, the number of Units as to which an Option or Unit Award may be granted will, be determined by the Committee in its sole discretion. The Units attributable to the nonvested and unexercised portion of any Option or nonvested portion of any Unit Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested and, if applicable, exercised in full will again be available for award or issuance under the Plan.

2.3 Administration of the Plan. The Committee administers the Plan. The Committee has full authority in its discretion to determine the service providers and employees of the Company and/or Affiliates to whom Options and Unit Awards will be granted and the terms and provisions of the Options and Unit Awards, subject to the provisions of the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option Agreements and Unit Award Agreements; to institute an Exchange Program and to determine the terms and conditions of any such Exchange Program; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants.

2.4 Eligibility and Limits. The Committee will, in its sole discretion, identify those individuals or entities who are service providers or employees of the Company or an Affiliate who will be eligible to participate in the Plan. Notwithstanding the foregoing, the Committee may authorize the grant of an Option or Unit Award to an individual in contemplation of such individual becoming a service provider or employee of the Company and/or an Affiliate, with such grant being conditioned upon such individual actually becoming a service provider or employee of the Company and/or an Affiliate.

SECTION 3 TERMS OF OPTIONS

3.1 Terms and Conditions of All Options.

(a) Each Option will be evidenced by a unit Option Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including, but not limited to, the per Unit exercise price (the “Exercise Price”), subject to adjustment in accordance with Section 6.2, the term of the Option, and the vesting schedule for the Option. The Exercise Price shall be at least equal to the Fair Market Value on the date of grant. In addition, each Option Agreement is subject to the terms of the Plan, and, except in the case of any term specifically set forth in any Option Agreement as overriding a term or condition of the Plan, any provisions contained in an Option Agreement that are inconsistent with the Plan are null and void.

(b) The date an Option is granted will be the date on which the Committee has approved the terms and conditions of the Option and has determined the recipient of the Option and the number of the Units covered by the Option, and has authorized all such other actions necessary to complete the grant of the Option, or such other date as may be specified by the Committee.

(c) Exercise or vesting of an Option granted in connection with another Option may result in a pro rata surrender or cancellation of any related Option, as may be specified in the applicable Option Agreement.

(d) Payment for all Units purchased pursuant to exercise of an Option will be made (i) in United States dollars in cash or by check, or (ii) at the discretion of the Committee, through delivery of securities of the Company having a Fair Market Value equal as of the date of the exercise to the aggregate cash Exercise Price and held for at least six months (or such other minimum period, if any, as determined by the committee to avoid adverse accounting treatment), or (iii) at the discretion of the Committee, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable federal rate, as defined in Section 1274(d) of the Code, or (iv) at the discretion of the Committee, by any combination of (i), (ii) and (iii) above or in any form or manner authorized by the Committee in the Option Agreement or by amendment thereto. Payment must be made at the time that the Option or any part thereof is exercised, and no Units may be issued or delivered upon exercise of an Option until the Participant has made full payment.

(e) Each Option may be exercised with respect to all or any portion of the vested Units underlying the Option at any time during the term of the Option (subject to the last sentence of this Section 3.1(e)) by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in a form approved by the Committee, which shall be actually delivered to the Company at least ten (10) days prior to the date upon which a Participant desires to exercise all or any portion of the Option (unless such prior notice is waived by the Company), (ii) payment to the Company of the Exercise

Price multiplied by the number of Units being purchased (the “Purchase Price”) in the manner provided in Section 3.1(d) and (iii) any and all executed certificates or other documentation as may be required by the Operating Agreement in order to become an additional Unitholder of the Company. Upon acceptance of such notice, receipt of payment in full of the Purchase Price and any tax withholding liability, to the extent applicable, and receipt of all applicable documentation required in order to be admitted as an additional Unitholder of the Company, the Company shall cause to be issued a certificate representing the Units purchased. Notwithstanding anything to the contrary contained herein, to reduce the burden of Option administration on the Company, the Committee reserves the right, in its sole discretion, to require that the exercise of vested Options occur only on the last day of each calendar quarter or, if such day is a weekend or holiday, the immediately preceding business day (or on such other schedule as the Committee may from time to time establish, provided that any such schedule provides an opportunity for the Participant to exercise vested Options at least once per quarter during the term of the Option).

(f) Options are not transferable or assignable in the case of an individual Participant, except by will or by the laws of descent and distribution and are exercisable, during such Participant’s lifetime, only by the Participant; or in the event of the Disability of such Participant, by the legal representative of the Participant; or in the event of death of such Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under such Participant’s will. In the case of a Participant that is an entity, Options are not transferable or assignable except to another entity that is an Affiliate of the Participant. Notwithstanding the foregoing, unless the Option Agreement provides otherwise, a Participant may, with advance written approval of the Committee, transfer an Option for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to the applicable Option Agreement. The term “Immediate Family” shall mean the Participant’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Participant.)

(g) In addition to any terms specifically set forth in the applicable Option Agreement, and unless the Option Agreement provides otherwise, the following shall apply in the event of a termination of service:

(i) A Participant who ceases to be an employee or service provider to the Company or of an Affiliate for any reason other than for Cause (as defined below) may exercise any Option to the extent that the Option is exercisable on the date of such termination, but only within such term as may be designated in the Option Agreement.

(ii) If the Participant’s services are terminated for Cause, or notwithstanding subparagraph (i) next above, if subsequent to a Participant’s termination, but prior to the exercise of an Option, the Committee determines that, either prior or subsequent to the termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall immediately cease to have any right to exercise any Option.

(iii) “Cause” shall mean substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or any Affiliate based on a good faith determination by the Committee. The determination of the Committee as to the existence of “Cause” will be conclusive on the Participant and the Company. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in the Plan with respect to that Participant.

(h) The holder of an Option under the Plan has none of the rights of a Unitholder (solely as a result of holding such Option) unless and until any portion of such Option is exercised pursuant to the terms of this Section 3 and certificates for the Units acquired pursuant to the exercise of such option are issued to the Participant (or appropriate book entry is made, if applicable).

SECTION 4 TERMS OF UNIT AWARDS

4.1 Unit Awards in General. Each Unit Award shall be evidenced by a Unit Award Agreement in the form approved by the Committee. The Unit Award Agreement evidencing a Unit Award shall contain the terms established by the Committee for that Unit Award, as well as any other terms, provisions, or restrictions that the Committee may impose on the Unit Award, in each case subject to the applicable provisions and limitations of this Section 4 and the other applicable provisions and limitations of the Plan. The Committee may require that the recipient of a Unit Award promptly execute and return to the Company his or her Unit Award Agreement evidencing the Unit Award or such other documentation as it seems appropriate.

4.2 Types of Unit Awards. The Committee shall designate whether a Unit Award shall be a Restricted Unit Award, and such designation shall be set forth in the applicable Unit Award Agreement.

4.3 Purchase Price.

(a) Pricing Limits. Subject to the provisions of this Section 4.3, the Committee will determine the per Unit purchase price of the Units covered by each Unit Award at the time of the Unit Award’s grant, if any (the “Unit Award Purchase Price”). Such Unit Award Purchase Price shall be indicated on the Unit Award Agreement, and, to the extent consistent with law, such Unit Award Purchase Price may be zero.

(b) Payment Provisions. The Company will not be obligated to issue certificates evidencing Units awarded under this Section 4 (or to make the appropriate book entry, if applicable) unless and until it receives full payment of the Unit Award Purchase Price therefor and all other conditions to the purchase, as determined by the Committee, have been satisfied. The Unit Award Purchase Price of any Units subject to a Unit Award must be paid in full at the time of the purchase in such lawful consideration as may be permitted or required by the Committee, which may include, without limitation, one or a combination of the methods set forth in Section 3.1(d).

4.4 Vesting. The restrictions imposed on the Restricted Units granted pursuant to a Restricted Unit Award (which may be based on performance criteria, passage of time or other factors or any combination thereof) will be set forth in the applicable Unit Award Agreement.

4.5 Term. A Unit Award shall either vest or be forfeited not more than 10 years after the date of grant. Each Unit Award will be subject to earlier termination as provided in or pursuant to Section 4.8. Any payment of cash or delivery of stock in payment for a Unit Award may be delayed until a future date if specifically authorized by the Committee in writing and by the Participant.

4.6 Unit Certificates; Fractional Shares. Unit certificates evidencing Restricted Units will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Company or by a third party designated by the Committee until the restrictions on such Units have lapsed, the Units have vested in accordance with the provisions of the Unit Award Agreement and Section 4.4, and any related loan has been repaid. Fractional Unit interests will be disregarded, but may be accumulated. The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional Unit interests.

4.7 Distribution and Voting Rights. Unless otherwise provided in the applicable Unit Award Agreement, a Participant receiving Restricted Units will not be entitled to cash distribution rights for all Restricted Units issued until they have vested. Upon vesting, all such cash distributions that would have been made had the Restricted Units been vested during their period of restriction shall be made to the Participant pursuant to the Operating Agreement or as otherwise determined by the Committee. The applicable Unit Award Agreement will provide for the treatment of any voting rights.

4.8 Termination of Employment; Return to the Company. Unless the Committee otherwise expressly provides, Restricted Units subject to vesting conditions that have not been satisfied by the time specified in the applicable Unit Award Agreement (which may include, without limitation, the date of the Participant’s termination of service), will not vest and will be reacquired by the Company in such manner and on such terms as the Administrator provides, which terms shall include return or repayment of the lower of (a) the Fair Market Value of the Restricted Units at the time of the termination, or (b) the Unit Award Purchase Price of the

Restricted Units, without interest, to the Participant to the extent not prohibited by law. The Unit Award Agreement shall specify any other terms or conditions of the repurchase if the Restricted Unit Award fails to vest. Any other Restricted Unit Award that has not vested as of the date of the Participant’s termination of service shall terminate on that date unless otherwise expressly provided by the Administrator in the applicable Unit Award Agreement. Unless otherwise provided in the applicable Unit Award Agreement, “Cause” as used with respect to Restricted Units shall have the meaning set forth in Section 3.1(g)(3) of the Plan.

SECTION 5 RESTRICTIONS ON UNITS

5.1 Escrow of Units. Any certificates representing the Units issued under the Plan will be issued in the Participant’s name, except that the Committee may, in its discretion require that any such Units be held by a custodian designated by the Committee (the “Custodian”). If the Committee so determines, the Units shall be transferred to the Custodian, which shall be appointed the attorney-in-fact for the Participant for a specified term, with full power and authority in the Participant’s name, Place and stead to transfer, assign and convey to the Company any Units held by the Custodian for such Participant, if the Company repurchases the Units under the terms of the Plan and the applicable Option Agreement or Unit Award Agreement. During the period that the Custodian holds the Units subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Option Agreement or Unit Award Agreement, applicable to Units not so held. Any distributions of cash or property, unless otherwise provided in the applicable Option Agreement or Unit Award Agreement, shall be paid directly to the Participant or, in the alternative, retained by the Custodian or by the Company until the expiration of the term specified in the applicable Option Agreement or Unit Award Agreement and shall then be delivered, together with any proceeds, with the Units to the Participant or to the Company, as applicable.

5.2 Repurchase Rights. After a Participant exercises all or any portion of his or her Options, or after all restrictions have lapsed on all or any portion of a Participant’s Restricted Units, (hereinafter referred to as “Plan Units”), then the following shall apply unless otherwise provided in the applicable Option Agreement or Unit Award Agreement:

(a) If a Participant terminates employment with the Company for any reason and prior to the date on which the Company’s Units have been publicly traded for at least 90 days, the Company or its designees shall have the right to repurchase from the Participant all or any portion of his Plan Units by giving a notice of exercise to the Participant within one year following the Participant’s termination of employment with the Company. For this purpose, a notice of exercise given by the Company to the Participant pursuant to this Section 5.2(a) shall be effective to perfect the Company’s right of repurchase, subject to the remaining provisions of this Section 5.2.

(b) (i) The Company, upon exercising its right of repurchase, shall give written notice to the Participant of the number of Plan Units to be repurchased, of the repurchase price, which shall be determined pursuant to Section 5.2(c), and of the time and date of the closing of the repurchase of the Plan Units, which shall be no later than sixty (60) days from the date of the notice and shall be held at the principal office of the

Company. At closing, the Company shall deliver payment (if the Company elects payment under Section 5.2(b)(iii)(A) below) or a note (if the Company elects payment under Section 5.2(b)(iii)(B) below) and the Participant (or the Custodian, as applicable) shall deliver the Plan Units to be repurchased duly endorsed for transfer and with all required revenue stamps attached, and the title to the Plan Units shall be transferred to the Company free and clear of all liens, claims, and encumbrances, however described, except for restrictions imposed by applicable securities laws.

(ii) If the Company decides to repurchase less than all of the Plan Units owned by the Participant, the Company shall employ such method as it shall deem appropriate in determining the number of Plan Units to be repurchased.

(iii) The price for the Plan Units repurchased by the Company shall be payable at the election of the Company as follows:

(A) All in cash at the closing, or

(B) In the discretion of the Company, the Company may pay the purchase price in substantially equal installments over a period designated by the Company, which shall not be greater than three (3) years. Interest on the unpaid balance shall be at the “Prime Rate” reported in the Wall Street Journal on the first business day preceding the date of repurchase. If the Company elects to pay the purchase price in installments, the Company shall have the right to prepay all or any portion of the purchase price at any time during the installment period.

(c) The repurchase price for each Plan unit shall be an amount equal to the Fair Market Value (as defined in the Plan) as of the date of the repurchase, except if the Plan Units are repurchased pursuant to written notice given within ninety (90) days following (i) a termination for Cause or (ii) the discovery by the Company that it otherwise had reason to terminate the Participant’s employment for Cause or that the Participant has breached the terms of any confidentiality, non-competition or solicitation agreement (any such agreement, a “Non-Compete Agreement”) he may have had with the Company, the repurchase price for each Unit shall be the lowest of (A) the Fair Market Value of such Plan Units, (B) the Exercise Price or Unit Award Purchase Price paid by the Participant for such Plan Units or (C) the book value of such Plan Units as of the date of repurchase, determined by the Company for financial accounting purposes.

(d) Notwithstanding the foregoing, if the Company exercises its repurchase rights under this Section 5.2 and the repurchase price was determined with reference to Fair Market Value, and the Company subsequently discovers it had reason to terminate the Participant’s employment for Cause or that the Participant has breached a Non-Compete Agreement, the Participant shall be liable to the Company for the excess of the amount he received upon such repurchase over the lowest of (i) the Fair Market Value of such Option Units, (ii) the Exercise Price or Unit Award Purchase Price paid by the Participant for such Plan Units, or (iii) the book value of the Plan Units as of the date of repurchase, determined by the Company for financial accounting purposes. Upon such discovery, all installment payments, or any subsequent installment payments being made to Participant pursuant to Section 5.2(b)(iii)(B) shall be reduced or cancelled to reflect the purchase price adjustment of this Section 5.2(d).

(e) The Company may assign the rights described in this Section 5.2 to any other person.

5.3 Restrictions on Transfer. Except as otherwise provided under an applicable Option Agreement or Unit Award Agreement, the Participant does not have the right to make or permit to exist any disposition of the Plan Units issued pursuant to the Plan except as provided in the Plan or the Operating Agreement. Any disposition of the Plan Units issued under the Plan by the Participant not made in accordance with the Plan, the Operating Agreement or the applicable Option Agreement or Unit Award Agreement will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan, the Operating Agreement and the applicable Option Agreement or Unit Award Agreement, and the Plan Units so transferred will continue to be bound by the Plan, the Operating Agreement and the applicable Option Agreement or Unit Award Agreement.

SECTION 6 GENERAL PROVISIONS

6.1 Withholding. The Company will deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer Units under the Plan, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Units. A Participant may pay the withholding tax in cash, or, unless the Committee provides otherwise, a Participant may elect to have the number of Units he is to receive reduced by the smallest number of whole Units which, when multiplied by the Fair Market Value of the Units determined as of the Tax Date (defined below), is sufficient to satisfy minimum federal, state and local, if any, withholding taxes arising from exercise of an Option or purchase of Restricted Units (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:

(a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

(b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

6.2 Changes in Capitalization; Merger; Liquidation.

(a) The number of Units reserved under the terms of the Plan, the number of Units granted under any Option or Unit Award, the Exercise Price of any Option, and the Unit Award Purchase Price of any Unit Award, shall be proportionately adjusted in the manner deemed necessary or appropriate by the Committee in its discretion for any increase or decrease in the number of issued Units resulting from a subdivision or combination of Units, the payment of a distribution in Units, or any other increase or decrease in the number of Units outstanding effected without receipt of consideration by the Company.

(b) In the event of a merger, consolidation, reorganization, extraordinary distribution, spin-off, sale of assets, conversion, or other change in capital structure of the Company or an Affiliate or tender offer, the Committee may make such adjustments with respect to Options and Unit Awards and take such other action as it deems necessary or appropriate to reflect such event, including, without limitation, the substitution of new Options or Unit Awards, or the adjustment of outstanding Options or Unit Awards (including with regard to the kind or class of Units to which they relate), the vesting acceleration of Options or Unit Awards, the removal of restrictions on outstanding Options or Units Awards, or the termination of outstanding Options or Unit Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Option or Unit Award. Any adjustment pursuant to this Section 6.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional Units that might otherwise become subject to any Option or Unit Award, but except as set forth in this Section may not otherwise diminish the then value of the Option or Unit Award.

(c) The existence of the Plan and the Options and Unit Awards granted pursuant to the Plan must not affect in any way the right or power of the Company or an Affiliate to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Units or the rights thereof, the dissolution or liquidation of the Company or an Affiliate, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

6.3 Right to Terminate Service. Nothing in the Plan or in any Option Agreement or Unit Award Agreement confers upon any Participant the right to continue as a service provider to the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s services at any time.

6.4 Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

6.5 Restrictions on Delivery and Sale of Units; Legends. Each Option and Unit Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the Units covered by such Option or Unit Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or Unit Award or the purchase or delivery of Units thereunder, the delivery of any or all Units pursuant to such Option or Unit Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the Units purchasable or otherwise deliverable under Options or Unit Awards then outstanding, the Committee may require, as a condition of exercise of any Option, as a condition on the lapse of restrictions on any Unit Award, or as a condition to any other delivery of Units pursuant to an Option or Unit Award, that the Participant or other recipient of an Option or Unit Award represent, in writing, that the Units received pursuant to the Option or Unit Award are being acquired for investment and not with a view to distribution and agree that the Units will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing Units delivered pursuant to an Option or Unit Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

6.6 Termination and Amendment of the Plan. The Board at any time may amend or terminate the Plan; provided, however, that the Board may condition any amendment on the approval of the Unitholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. Subject to Section 6.7, no such termination or amendment without the consent of the holder of an Option or Unit Award may adversely affect the then vested rights of the Participant under such Option or Unit Award.

6.7 Applicable Law. The laws of the State of Delaware shall govern the Plan and each Option Agreement and Unit Award Agreement hereunder, to the extent not preempted by federal law, without reference to the principles of conflict of laws. The Plan (and any Option Agreement or Unit Award Agreement issued hereunder) is intended to comply with Section 409A of the Code and the Board reserves the right in its sole discretion to modify any Option Agreement or Unit Award Agreement (including without formal amendment) to the extent it deems necessary to so comply. In the event that the Internal Revenue Service or other governmental entity provides further guidance on the tax treatment of awards issued under the Plan and the Board deems it advisable to modify the Plan or the terms of an Option or Unit Award in light of such guidance, it further reserves the right to do so in its sole discretion (including without formal amendment). Nothing in the Plan is intended to provide a guarantee of tax treatment to any Participant.

6.8 Notices. Except as otherwise specified herein, all notices and other communications under any Option Agreement or Unit Award Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

6.9 Coordination. With regard to any particular Option or Unit Award, in the event of a conflict between the terms of the Plan or the applicable Option Agreement or Unit Award Agreement, on the one hand, and those of the Operating Agreement, on the other hand, the Committee shall have the authority to resolve such conflict in its sole discretion. Each Option Agreement or Unit Award Agreement is subject to the terms of the Plan, and in the event of a conflict between the terms of the Plan and the terms of an Option Agreement or Unit Award Agreement, the Plan terms shall control.

6.10 Effective Date of Plan. The Plan was approved by the Board as of May 12, 2004, and became effective as of such date.

OPTION AGREEMENT

PURSUANT TO THE

EXTEND BENEFITS GROUP, LLC

2004 EQUITY INCENTIVE PLAN

THIS AGREEMENT is made as of the Award Date, by Extend Benefits Group, LLC, a Delaware limited liability company (the “Company”) and                      (the “Participant”). Subject to the terms of the Extend Benefits Group, LLC 2004 Equity Incentive Plan (the “Plan”) and this Agreement, the Company hereby awards to the Participant as of the Award Date, an option (the “Option”), as described below, to purchase the Units. All defined terms used herein shall be as defined in the Plan, unless otherwise specified herein.

1.	Award Date:

Vesting Commencement Date:

2.	Units subject to the Option: All or any part of Class C Units in the Company, subject to adjustment as provided in the Plan (the “Units”).

3.	Exercise Price: $ per Unit, subject to adjustment as provided in the Plan.

4.	Option Term: The Option shall remain exercisable until the earliest of:

(a) the eighth (8th) anniversary of the Award Date;

(b) six (6) months following the date the Participant ceases to be an employee or service provider to the Company or an Affiliate for any reason other than death, Disability or termination for Cause;

(c) twelve (12) months following the date the Participant ceases to be an employee or service provider to the Company or an Affiliate due to death or Disability;

(d) the date the Optionee’s services with the Company or an Affiliate are terminated for Cause.

The Option may be exercised only as to the vested Units determined pursuant to the Vesting Schedule set forth below.

NOTE THAT EXERCISING THE OPTION WHILE THE PARTICIPANT REMAINS EMPLOYED BY THE COMPANY MAY HAVE SIGNIFICANT ADVERSE TAX CONSEQUENCES FOR THE PARTICIPANT. ACCORDINGLY, THE COMPANY STRONGLY RECOMMENDS THAT THE PARTICIPANT SEEK ADVICE FROM HIS OR HER PERSONAL TAX ADVISORS BEFORE EXERCISING THE OPTION.

5.	Vesting Schedule: [Insert schedule]

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

6.

Notice of Exercise: The Option may be exercised with respect to all or any portion of the vested Units at any time during the term of the Option by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in a form attached hereto as Exhibit A (or such successor form as the Committee may from time to time adopt), which shall be actually delivered to the Company at least ten (10) days prior to the date upon which the Participant desires to exercise all or any portion of the Option (unless such prior notice is waived by the Company), (ii) payment to the Company of the Exercise Price multiplied by the number of Units being purchased (the “Purchase Price”) in the manner provided in Section 3.1(d) of the Plan, and (iii) any and all executed certificates or other documentation as may be required by the Committee from time to time under Operating Agreement in order to become an additional Unitholder of the Company. Upon acceptance of such notice, receipt of payment in full of the Purchase Price and any tax withholding liability, to the extent applicable, and receipt of all applicable documentation required in order to be admitted as an additional Unitholder of the Company, the Company shall cause to be issued a certificate representing the Units purchased.

To reduce the burden of Option administration on the Company, the Committee reserves the right, in its sole discretion, to require that the exercise of the vested portion of the Option occur only on the last day of each calendar quarter or, if such day is a weekend or holiday, the immediately preceding business day (or on such other schedule as the Committee may from time to time establish, provided that any such schedule provides an opportunity for the Participant to exercise the vested portion of the Option at least once per quarter during the term of the Option).

7.	Successors: This Option Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

8.	Severability: In the event that any one or more of the provisions or portion thereof contained in this Option Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Option Agreement, and this Option Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

9.	Entire Agreement: The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. This Option Agreement and the Plan jointly express the entire understanding and agreement of the parties with regard to the Option and its terms and conditions, and supersede all prior understandings with regard to the Option, whether written or oral. This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and sealed this Option Agreement as of the Award Date set forth above.

EXTEND BENEFITS GROUP, LLC

By:
Name:
Title:

Exhibit A

NOTICE OF EXERCISE

To:	Extend Benefits Group, LLC

2150 South 1300 East, Suite 420

Salt Lake City, UT 84106

Attention: Equity Incentive Plan Committee

Ladies and Gentlemen:

I hereby exercise my Option to purchase                      Class C Units (the “Units”) of Extend Benefits Group, LLC, a Delaware limited liability company (the “Company”), at the exercise price of $         per Unit, pursuant to and subject to the terms of that certain Option Agreement between the undersigned and the Company dated [month] [day], [year].

I am aware that the Units have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that: (1) I have been provided with a copy of the Limited Liability Company Agreement of the Company and I acknowledge that the Units are subject to the terms and conditions set forth therein; (2) I have been furnished with adequate information to evaluate the merits and risks of the purchase of the Units; (3) I have had the opportunity to ask questions concerning the Units and the Company and all questions posed have been answered to my satisfaction; (4) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Units and the Company; and (5) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Units and to make an informed investment decision relating thereto.

I hereby represent and warrant that I am purchasing the Units for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Units.

I understand that because the Units have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Units cannot be sold unless the Units are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Units unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Units or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

I consent to the placing of a legend on my certificate for the Units stating that the Units have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Units until the Units may be legally resold or distributed without restriction.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Units by me. I understand that the Company has no obligation to me to register the sale of the Units with the SEC and has not represented to me that it will register the sale of the Units.

I understand the terms and restrictions on the right to dispose of the Units set forth in the 2004 Equity Incentive Plan and the Option Agreement, both of which I have carefully reviewed. I consent to the placing of a legend on my certificate for the Units referring to such restriction and the placing of stop transfer orders until the Units may be transferred in accordance with the terms of such restrictions.

I have considered the federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Units.

I am paying the option exercise price for the Units as follows:

I hereby acknowledge that the Committee may choose to record the issuance of Units by book entry or similar electronic means rather than through the issuance of certificates. In the event that certificates for the Units are issued (check one), please send them:

☐ to me; or ☐ to me and                     , as joint tenants with right of survivorship

and mail the certificate to me at the following address:

My mailing address for shareholder communications, if different from the address listed above is:

Very truly yours,

Participant (signature)

Print Name

Date

Social Security Number